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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                          TENET HEALTHCARE CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                      TENET SHAREHOLDER COMMITTEE, L.L.C.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                          RELEASED TO SECURITY HOLDERS
                            AS OF SEPTEMBER 29, 2000


                    The Tenet Shareholder Committee, L.L.C.



                                                              September 29, 2000


Dear Fellow Shareholder:

We're not the only ones who are up in arms. Institutional Shareholder Services
(ISS), the nation's leading institutional shareholder advisory firm and provider of corporate governance services, has recommended that Tenet shareholders vote FOR the Tenet Shareholder Committee's slate of nominees. And their words for Tenet have not been kind.

"We believe that shareholders should support the dissident nominees," ISS wrote in its report. "THE INCUMBENT BOARD HAS SHOWN A BRAZEN INDIFFERENCE TOWARD SHAREHOLDER DEMANDS OVER THE LAST FEW YEARS. We also harbor concerns about senior management's equity participation in Tenet's Broadlane joint venture."

ISS issued its report after considering the facts and holding extensive meetings with our slate, and with Jeffrey C. Barbakow, Tenet's Chairman and Chief Executive Officer, and Christi Sulzbach, Tenet's General Counsel.

THE ISS RECOMMENDATION COMES IN ADDITION TO A DECISION BY CalPERS, THE NATION'S LARGEST PUBLIC PENSION PLAN, TO VOTE ITS SHARES IN FAVOR OF THE COMMITTEE'S SLATE OF DIRECTORS.

ISS was particularly biting in its commentary on Tenet's corporate governance philosophy: "Management...believes that varying industry and regulatory forces demand that directors take a longer-term view of company strategy and that a staggered board provides the continuity to achieve that end. This paternalistic argument -- that shareholders somehow must be saved from themselves -- does not hold water in today's investment and corporate governance landscape. EFFECTIVE CORPORATE GOVERNANCE DEPENDS UPON THE BOARD BEING ACCOUNTABLE TO SHAREHOLDERS...AND WE BELIEVE THE TENET BOARD HAS FAILED ON THIS ACCOUNT."

As a reflection of this philosophy, ISS cited Tenet's conduct after shareholders voted at last year's annual meeting to rescind its poison pill. The company abided by the letter of that vote, but violated its spirit in that, to quote ISS, "no



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bylaw or charter provision was implemented so that the board could not adopt a new pill without shareholder approval." IN OUR VIEW, THIS IS CORPORATE ARROGANCE, NOT CORPORATE GOVERNANCE.

ISS also took Tenet to task over management's personal investment in Broadlane:
"ISS takes a dim view of the participation of Tenet officers in the stock sale. We believe that Tenet officers should be sufficiently incentivized by their participation in the Tenet equity incentive programs currently in place. Should the Broadlane venture prove to be successful then the economic benefits should flow through to Tenet, benefiting shareholders and officers alike. THIS TRANSACTION GALVANIZES OUR CONVICTION THAT THE TENET BOARD COULD BENEFIT FROM DIRECTORS WHO MAY BE MORE CRITICAL OF SUCH ACTIONS."

ISS's verdict makes it perfectly clear that fundamental change is needed on Tenet's board. Shareholders should ask themselves whether Tenet's existing directors-- most of whom own little or no equity stake, a majority of whom have financial entanglements with Tenet, all of whom are dismissive of shareholder mandates, and all of whom are unequivocally out of step with modern corporate governance--are up to the task. We believe that the answer is a resounding "NO," and that TENET DESPERATELY NEEDS RESPECTED INDEPENDENT DIRECTORS WHO UNDERSTAND HEALTHCARE, WHO CARE ABOUT SHAREHOLDER RIGHTS, AND WHO, IF ELECTED, WOULD EACH HAVE A SUBSTANTIAL PERSONAL EQUITY STAKE IN THE COMPANY.

We are particularly gratified that ISS and CalPERS saw the real economic and corporate governance issues in this campaign and were not distracted by the transparent misinformation campaign, riddled with red herrings, inaccuracies and character assassination, in which Tenet's management has engaged.

By supporting our slate of nominees, ISS, ONE OF THE MOST RESPECTED VOICES IN THE NATION ON CORPORATE GOVERNANCE ISSUES, AND CalPERS, THE NATION'S LARGEST PUBLIC PENSION FUND AND A PIONEER IN BRINGING GOOD GOVERNANCE INTO THE MAINSTREAM OF CORPORATE AMERICA, HAVE JOINED OUR CALL FOR CHANGE, ACCOUNTABILITY AND NEW BLOOD AT TENET.

Please sign, date and return the enclosed striped GOLD proxy card today in the postage paid envelope provided. Please note that you can vote on all proposals on the enclosed striped GOLD proxy card.

                                            Sincerely,

                                            M. Lee Pearce, M.D.
                                            Chairman
                                            The Tenet Shareholder Committee

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